EXHIBIT 5




                        OPINION OF BRYAN J. YARNELL, ESQ.










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                                Bryan J. Yarnell

                                 Attorney at Law

                                 954 Fitch Drive
                         West Palm Beach, Florida 33415
                Telephone: (561)315-0660; Facsimile (561)712-7889


                         September  10,  2001


John  W.  Adair
Adair  International  Oil  and  Gas,  Inc
3000  Richmond  Avenue,  Suite  100
Houston,  Texas  77098


     Re:     Opinion  Regarding  Form  S-8  Registration  Statement


Dear  Mr.  Adair:

     As General Counsel for Adair International Oil and Gas, Inc, a Texas corporation (the "Company"), you have asked me to render this opinion in connection with the registration statement of the Company on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission relating to the registration of the issuance of up to 5,000,000 shares of common stock, no par value per share (the "Common Stock"), to be issued to certain consultants pursuant to the Consulting Agreement of the Company.

     I am familiar with the Registration Statement and the registration contemplated thereby. In giving this opinion, I have reviewed the Registration Statement and such other documents and certificates of public officials and of officers of the Company with respect to the accuracy of the factual matters contained therein as we have felt necessary or appropriate in order to render the opinions expressed herein. In making my examination, I have assumed the genuineness of all signatures, the authenticity of all documents presented to me as originals, the conformity to original documents of all documents presented to me as copies thereof, and the authenticity of the original documents from which any such copies were made, which assumptions I have not independently verified.


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John  W.  Adair
Adair  International  Oil  &  Gas
September  10,  2001
Page  2  of  2


         Based  upon  the  foregoing,  I  am  of  the  opinion  that:

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas; and

          2. There are 150,000,000 validly authorized shares of Common Stock with 85,314,435 outstanding shares of Common Stock. Therefore, the 5,000,000 shares to be registered in the September 10, 2001 Form S-8 are validly authorized and, when issued, delivered and paid for in accordance with the terms of the Consulting Agreement, will be validly issued, fully paid and non-assessable.



                              Sincerely,



                              Bryan  J.  Yarnell

BJY/rjc


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